Exhibit 99.2

Seitel, Inc.
Unaudited Pro Forma Condensed Consolidated Financial Statements

On January 15, 2019, Seitel Canada Holdings, Inc. (“Seitel Canada Holdings”), a wholly-owned subsidiary of Seitel, Inc. (the “Company”), entered into a Share Purchase Agreement (the “Purchase Agreement”) with Pulse Seismic Inc. (“Pulse”) to sell all of the issued and outstanding shares of its wholly-owned subsidiary, Seitel Canada Ltd. (“Seitel Canada”). Under the terms of the Purchase Agreement, Pulse will pay an aggregate purchase price of approximately CDN $53 million, net of cash and subject to working capital adjustments as described in the Purchase Agreement, plus an earn out equal to 50% of the cash resales generated from the seismic data library acquired by Pulse over the two years following closing, up to a maximum of CDN $5 million. The transactions contemplated by the Purchase Agreement were consummated on January 15, 2019 (the “Disposition”). The Disposition constituted a significant disposition for purposes of Item 2.01 of Form 8-K. As a result, the Company prepared the accompanying unaudited pro forma condensed consolidated financial statements in accordance with Article 11 of Regulation S-X.
The accompanying unaudited pro forma condensed consolidated balance sheet as of September 30, 2018, gives effect to the Disposition as if the transaction occurred on September 30, 2018. The accompanying unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2018 and for the year ended December 31, 2017, give effect to the Disposition as if the transaction had occurred on January 1, 2017. The unaudited pro forma adjustments are described in the accompanying notes and are based upon information and assumptions available at the time of the filing of this report on Form 8-K.
The unaudited pro forma financial information is based on financial statements prepared in accordance with U.S. generally accepted accounting principles, which are subject to change and interpretation. The unaudited pro forma condensed consolidated financial statements were based on and derived from our historical consolidated financial statements, adjusted for those amounts which were determined to be directly attributable to the Disposition, factually supportable, and with respect to the unaudited pro forma condensed consolidated statements of operations, expected to have a continuing impact on our consolidated results. Actual adjustments, however, may differ materially from the information presented. The unaudited pro forma financial information is based upon available information and assumptions that management considers to be reasonable, and such assumptions have been made solely for purposes of developing such unaudited pro forma financial information for illustrative purposes in compliance with the disclosure requirements of the SEC. The unaudited pro forma financial information is not necessarily indicative of what the financial position or income statement results would have actually been had the Disposition occurred on the dates indicated. In addition, these unaudited pro forma condensed consolidated financial statements should not be considered to be indicative of our future consolidated financial performance and income statement results.
The unaudited pro forma condensed consolidated financial statements have been developed from and should be read in conjunction with Seitel, Inc.’s historical audited consolidated financial statements and accompanying notes contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, and Quarterly Report on Form 10-Q as of and for the nine months ended September 30, 2018.

Seitel, Inc.
Pro Forma Condensed Consolidated Balance Sheet
(In thousands)
(unaudited)

	September 30, 2018
	Historical Results	Pro Forma Adjustments		Pro Forma Results
	(a)	(c)
ASSETS
Cash and cash equivalents	$81,521	$40,170	(d)	$121,691
Receivables
Trade, net	8,676	(1,738)		6,938
Notes and other	2,557	(3)		2,554
Net seismic data library	62,976	(8,407)		54,569
Net property and equipment	1,332	(779)		553
Prepaid expenses, deferred charges and other	5,134	(1,738)		3,396
Intangible assets, net	900	—		900
Goodwill	180,253	(75,083)		105,170
Deferred income taxes	233	—		233
TOTAL ASSETS	$343,582	$(47,578)		$296,004
LIABILITIES AND STOCKHOLDER’S EQUITY
LIABILITIES
Accounts payable and accrued liabilities	$23,183	$1,438	(e)	$24,621
Income taxes payable	41	—		41
Senior Notes	249,194	—		249,194
Obligations under capital leases	1,117	(1,117)		—
Deferred revenue	15,802	(1,229)		14,573
Deferred income taxes	880	(880)		—
TOTAL LIABILITIES	290,217	(1,788)		288,429
TOTAL STOCKHOLDER’S EQUITY	53,365	(45,790)	(f)	7,575
TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY	$343,582	$(47,578)		$296,004

See the accompanying Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements.

Seitel, Inc.
Pro Forma Condensed Consolidated Statement of Operations
(In thousands)
(unaudited)

	Nine Months Ended September 30, 2018
	Historical Results	Pro Forma Adjustments	Pro Forma Results
	(a)	(g)
REVENUE	$54,008	$(4,831)	$49,177
EXPENSES:
Depreciation and amortization	28,522	(5,547)	22,975
Impairment of goodwill	4,496	(1,978)	2,518
Cost of sales	112	(56)	56
Selling, general and administrative	21,369	(2,298)	19,071
	54,499	(9,879)	44,620
INCOME (LOSS) FROM OPERATIONS	(491)	5,048	4,557
Interest expense, net	(18,070)	(167)	(18,237)
Foreign currency exchange gains (losses)	874	(880)	(6)
Other income	85	(22)	63
Loss before income taxes	(17,602)	3,979	(13,623)
Provision (benefit) for income taxes	(1,168)	1,234	66
NET LOSS	$(16,434)	$2,745	$(13,689)

See the accompanying Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements.

Seitel, Inc.
Pro Forma Condensed Consolidated Statement of Operations
(In thousands)
(unaudited)

	Year Ended December 31, 2017
	Historical Results	Pro Forma Adjustments	Pro Forma Results
	(b)	(g)
REVENUE	$90,250	$(25,406)	$64,844
EXPENSES:
Depreciation and amortization	77,482	(15,050)	62,432
Cost of sales	96	(6)	90
Selling, general and administrative	20,291	(3,447)	16,844
	97,869	(18,503)	79,366
LOSS FROM OPERATIONS	(7,619)	(6,903)	(14,522)
Interest expense, net	(24,652)	(71)	(24,723)
Foreign currency exchange gains (losses)	8	(69)	(61)
Other income	97	(3)	94
Loss before income taxes	(32,166)	(7,046)	(39,212)
Benefit for income taxes	(685)	(1,592)	(2,277)
NET LOSS	$(31,481)	$(5,454)	$(36,935)

See the accompanying Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements.

Seitel, Inc.
Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements
(unaudited)

Unaudited Pro Forma Adjustments

The following is a summary of the unaudited pro forma adjustments reflected in the unaudited pro forma condensed consolidated financial statements based on preliminary estimates, which may change as additional information is obtained:

(a)
Reflects the Company’s condensed consolidated balance sheet and statement of operations as of and for the nine months ended September 30, 2018, as contained in the financial statements presented in the Company’s Quarterly Report on Form 10-Q, as filed with the SEC on November 8, 2018.

(b)
Reflects the Company’s condensed consolidated statement of operations for the year ended December 31, 2017, as contained in the financial statements presented in the Company’s Annual Report on Form 10-K, as filed with the SEC on February 16, 2018.

(c)	Represents the elimination of the assets and liabilities associated with Seitel Canada as of September 30, 2018.

(d)	Represents the estimated cash received by the Company as if the Disposition occurred on September 30, 2018.

The estimated amount of cash received does not include (i) potential working capital adjustments, (ii) an estimate of the earn out potentially due to the Company for cash resales generated from the Seitel Canada seismic data library in the two years following closing, or (iii) $1 million of the purchase price that is being held in escrow to satisfy certain claims for indemnification that may be made by Pulse pursuant to the terms of the Purchase Agreement.

(e)
Includes the Company’s estimated transaction costs associated with the Disposition as well as an estimate for Pulse’s claim for indemnification from the Company for a tax liability for the pre-closing period.

As these items are directly attributable to the Disposition and are not expected to have a continuing impact on the Company’s operations, they are only reflected in equity on the unaudited pro forma condensed consolidated balance sheet.

(f)
Represents the estimated loss on sale as if the Disposition occurred on September 30, 2018. No pro forma tax adjustments were included with respect to the estimated loss as the Company maintains a full valuation allowance on its federal deferred tax assets. The estimated loss on sale based on the September 30, 2018 balance sheet may be different from the amount that will be recognized upon actual closing of the Disposition as of January 15, 2019.

As the estimated loss is directly attributable to the Disposition and is not expected to have a continuing impact on the Company’s operations, it is only reflected in equity on the unaudited pro forma condensed consolidated balance sheet.

(g)	Represents the elimination of revenues, expenses and taxes associated with Seitel Canada for the nine months ended September 30, 2018 and for the year ended December 31, 2017.